Exhibit 99.1

FOR IMMEDIATE RELEASE
Tekelec Announces Q3 2008 and Year to Date Results
•	Q3 Revenues of $106.0 million, up 8% Year-Over-Year; YTD Revenues up 8%

•	Q3 Orders of $87.4 million, down 20% Year-Over-Year; YTD Orders up 7%

•	Q3 GAAP EPS of $0.13 per diluted share down 7% Year-Over-Year; YTD GAAP EPS per diluted share up 117%

•	Q3 Non-GAAP EPS of $0.19 per diluted share (as reconciled below), up 6% Year-Over-Year; YTD Non-GAAP EPS up 49%

•	Q3 Cash flow from Continuing Operations of $31.0 million and $87.9 million YTD
Morrisville, NC — November 3, 2008 — Tekelec (NASDAQ: TKLC ), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its results for the quarter and nine months ended September 30, 2008.
Results from Continuing Operations
Revenue from continuing operations for the third quarter of 2008 was $106.0 million, up 8% compared to $97.8 million for the third quarter of 2007. For the third quarter of 2008, the Company had orders of $87.4 million, down 20% compared to $109.2 million for the third quarter of 2007. Backlog from continuing operations as of September 30, 2008 was $369.0 million, down from $387.6 million at June 30, 2008.
On a GAAP basis, the Company reported income from continuing operations for the third quarter of 2008 of $8.6 million, or $0.13 per diluted share. This compares to income from continuing operations of $10.1 million, or $0.14 per diluted share, for the third quarter of 2007. On a non-GAAP basis, income from continuing operations for the third quarter of 2008 was $12.5 million, or $0.19 per diluted share, compared to income from continuing operations of $13.8 million, or $0.18 per diluted share, for the third quarter of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s non-GAAP financial measures and operating results to its GAAP financial measures and operating results.
For the first nine months of 2008, revenue from continuing operations was $340.7 million, up 8% compared to $316.6 million for the first nine months of 2007. For the first nine months of 2008, the Company had orders from continuing operations of $292.7 million, up 7% compared to $273.0 million for the first nine months of 2007.
On a GAAP basis, the Company reported income from continuing operations for the first nine months of 2008 of $35.8 million, or $0.52 per diluted share, which includes a one-time tax benefit of $3.7 million,
Corporate Office:   5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

or $0.05 per diluted share, compared to income from continuing operations of $16.8 million, or $0.24 per diluted share, for the first nine months of 2007. On a non-GAAP basis, income from continuing operations for the first nine months of 2008 was $46.4 million, or $0.67 per diluted share, compared to income from continuing operations of $33.4 million, or $0.45 per diluted share, for the first nine months of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s non-GAAP financial measures and operating results to its GAAP financial measures and operating results.
GAAP operating margins were 14% and 5% for the nine months ended September 30, 2008 and 2007, respectively. Non-GAAP operating margins for the first nine months of 2008 were 19% as compared with 12% in the first nine months of 2007. Cash flows from continuing operations for the nine months ended September 30, 2008 were $87.9 million, up 229% compared to $26.7 million in the first nine months of 2007.
Frank Plastina, president and chief executive officer of Tekelec, stated “We were very pleased by our strong operating performance for the third quarter and first nine months of the year. Our revenues and operating margins continued to be strong and our operating cash flows for the third quarter were exceptional. While our new orders for the quarter were lower than anticipated, on a year to date basis our orders continue to be 7% ahead of last year. Our continued focus on sound execution in a difficult economic and competitive environment has led to a 19% non-GAAP operating margin year to date. ”
Consolidated Results, Including the Impact of Discontinued Operations
On a GAAP basis, the Company generated consolidated net income of $12.4 million, or $0.19 per diluted share, for the three months ended September 30, 2008, compared to net income for the three months ended September 30, 2007 of $12.5 million, or $0.17 per diluted share. For the nine months ended September 30, 2008, the Company generated consolidated net income on a GAAP basis of $41.2 million, or $0.60 per diluted share compared to a consolidated net loss of $45.7 million, or $0.64 loss per diluted share, in 2007.
Balance Sheet and Liquidity
Tekelec continues to have a strong balance sheet and liquidity, providing the Company with the financial resources and flexibility to help address potentially negative impacts resulting from the current economic environment and to further invest in our portfolio. Specifically, Tekelec’s consolidated cash, cash equivalents and short-term investments at September 30, 2008 totaled $228.6 million, up from $190.1 million at June 30, 2008, due primarily to the strong cash flows from operations for the quarter. Cash flows from continuing operations were $31.0 million for the third quarter of 2008 and were $87.9 million on a year-to-date basis. In addition, the Company recently announced that it had entered into a three-year $50 million revolving credit agreement with Wachovia Bank, providing additional flexibility and liquidity.
At September 30, 2008, the Company continued to hold $105.8 million of Student Loan Auction Rate Securities (“SLARS”) valued at fair value in accordance with FAS 115 and 157. This valuation reflects a cumulative decline in value of $5.0 million ($3.0 million net of tax) recorded in 2008. The decline in fair value is considered to be temporary and accordingly, the write-down is recorded in accumulated other comprehensive income (loss) within shareholders’ equity.
On October 31, 2008, Tekelec accepted an offer from UBS for auction rate securities rights related to these SLARS. Under the terms of the UBS rights, UBS has the right, at its discretion, to purchase these securities at par plus accrued interest at any time until July 2, 2012 and Tekelec has the right to require UBS to purchase the securities at par plus accrued interest at its election at any time between June 30, 2010 and July 2, 2012. We will continue to classify these SLARS as long-term investments until we believe that we are within twelve months of a liquidity event.

Total deferred revenues were $211.7 million at September 30, 2008, up from $192.1 million at June 30, 2008.
Conference Call
Tekelec has scheduled a conference call for Monday, November 3, 2008, for management to discuss results for the third quarter and first nine months of 2008. The Company also plans to provide on its web site immediately prior to the call both GAAP and non-GAAP financial measures (including GAAP reconciliations) for the third quarter and to discuss during this call certain forward-looking information concerning the Company’s prospects for 2008.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Monday, November 3, 2008, at 4:45 p.m. EST. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 7:45 p.m. on November 3rd, and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #69500400.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including non-GAAP income from continuing operations, non-GAAP earnings per share, non-GAAP operating margins and a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, acquisition-related charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the related non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered as substitutes for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2007 Form 10-K, First Quarter 2008 Form 10-Q, Second Quarter 2008 Form 10-Q and its other filings with the Securities and Exchange Commission, the effect of the current economic crisis on overall telecommunications spending by our customers, further changes in general economic conditions and unexpected changes in economic, social, or political conditions in the countries in which we operate, the timeliness and functional competitiveness of our product releases, our ability to maintain OEM, partner, and vendor support and supply relationships, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially subsidized by foreign governments or employ other unfair trade practices, changes in the market price of the Company’s common stock and reductions in telecommunications carrier capital spending. The

Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec leverages its global leadership in core multimedia session control and network intelligence to ensure scalable, secure and highly available communications. The Company’s leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Corporate headquarters are located near Research Triangle Park in Morrisville, N.C., U.S.A., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
Tekelec Investor Contact:
Joanne Latham, Director of Corporate Communications
Joanne.Latham@tekelec.com
+1 919.653.9655

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
		(Thousands, except per share data)

Revenues	$105,996	$97,797	$340,661	$316,574
Cost of sales:
Cost of goods sold	33,775	33,367	116,113	132,043
Amortization of purchased technology	587	587	1,761	1,766

Total cost of sales	34,362	33,954	117,874	133,809

Gross profit	71,634	63,843	222,787	182,765

Operating expenses:
Research and development	25,082	22,762	75,706	69,033
Sales and marketing	18,159	16,662	55,269	53,636
General and administrative	13,272	12,354	40,477	40,148
Restructuring and other	—	2,291	243	4,802
Acquired in-process research and development	—	—	2,690	—
Amortization of intangible assets	109	46	327	140

Total operating expenses	56,622	54,115	174,712	167,759

Income from operations	15,012	9,728	48,075	15,006

Other income (expense), net:
Interest income	1,749	4,411	7,325	12,706
Interest expense	(9)	(903)	(1,920)	(2,754)
Gain (loss) on sale of investments	—	—	(2)	223
Other, net	(2,193)	(1,144)	(3,699)	(2,988)

Total other income (expense), net	(453)	2,364	1,704	7,187

Income from continuing operations before provision for income taxes	14,559	12,092	49,779	22,193
Provision for income taxes	5,941	2,033	13,980	5,361

Income from continuing operations	8,618	10,059	35,799	16,832
Income (loss) from discontinued operations, net of taxes	3,755	2,444	5,373	(62,575)

Net income (loss)	$12,373	$12,503	$41,172	$(45,743)

Earnings per share from continuing operations:
Basic	$0.13	$0.14	$0.54	$0.24
Diluted	0.13	0.14	0.52	0.24

Earnings (loss) per share from discontinued operations:
Basic	$0.06	$0.03	$0.08	$(0.90)
Diluted	0.06	0.03	0.08	(0.88)

Earnings (loss) per share:
Basic	$0.19	$0.18	$0.62	$(0.65)
Diluted	0.19	0.17	0.60	(0.64)

Weighted average number of shares outstanding-continuing operations:
Basic	65,961	70,830	66,372	69,894
Diluted	66,763	77,829	70,972	70,956

Weighted average number of shares outstanding:
Basic	65,961	70,830	66,372	69,894
Diluted	66,763	77,829	70,972	70,956

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and thirty-nine weeks ended September 26, 2008 and September 28, 2007.

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1),(3)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
		(Thousands, except per share data)

Revenues	$105,996	$97,797	$340,661	$316,574
Cost of sales:
Cost of goods sold	33,486	33,002	115,123	125,755

Gross profit	72,510	64,795	225,538	190,819

Research and development	24,451	22,272	73,486	66,826
Sales and marketing	17,414	15,803	53,098	50,967
General and administrative	11,465	10,708	34,386	33,514

Total operating expenses	53,330	48,783	160,970	151,307

Income from operations	19,180	16,012	64,568	39,512
Interest and other income (expense), net	(453)	2,364	1,704	7,187

Income from continuing operations before provision for income taxes	18,727	18,376	66,272	46,699
Provision for income taxes (2)	6,263	4,615	19,852	13,320

Net income from continuing operations	$12,464	$13,761	$46,420	$33,379

Earnings per share:
Basic	$0.19	$0.19	$0.70	$0.48
Diluted	0.19	0.18	0.67	0.45

Weighted average number of shares outstanding:
Basic	65,961	70,830	66,372	69,894
Diluted	66,763	77,829	70,972	77,317

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 33% and 25% for the three months ended September 30, 2008 and 2007, respectively. The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 30% and 29% for the nine months ended September 30, 2008 and 2007, respectively.

(3)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Non-GAAP Statements of Operations are for the thirteen and thirty-nine weeks ended September 26, 2008 and September 28, 2007.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$228,631	$105,550
Short-term investments, at fair value	—	313,922

Total cash, cash equivalents and short-term investments	228,631	419,472
Accounts receivable, net	156,500	147,092
Inventories	25,467	20,543
Income taxes receivable	—	28,361
Deferred income taxes	42,053	18,793
Deferred costs and prepaid commissions	56,084	57,203
Prepaid expenses and other current assets	8,298	14,726

Total current assets	517,033	706,190

Long-term investments, at fair value	105,793	—
Property and equipment, net	35,092	32,510
Investments in privately-held companies	22,297	18,553
Deferred income taxes, net	70,026	83,418
Other assets	1,414	1,320
Goodwill	22,951	22,951
Intangible assets, net	14,860	16,948

Total assets	$789,466	$881,890

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,253	$45,388
Accrued expenses	23,327	21,259
Accrued compensation and related expenses	31,499	40,234
Current portion of deferred revenues	203,678	166,274
Income taxes payable	4,739	—
Convertible debt	—	125,000
Liabilities of discontinued operations	805	5,767

Total current liabilities	289,301	403,922

Deferred income taxes	1,067	1,295
Long-term portion of deferred revenues	7,976	8,917
Other long-term liabilities	6,097	6,569

Total liabilities	304,441	420,703

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,077,663 and 67,479,916 shares issued and outstanding, respectively	305,815	319,761
Retained earnings	180,551	139,379
Accumulated other comprehensive income (loss)	(1,341)	2,047

Total shareholders’ equity	485,025	461,187

Total liabilities and shareholders’ equity	$789,466	$881,890

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months ended September 30,
	2008	2007
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$41,172	$(45,743)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(5,373)	62,575
Loss (gain) on sale of investments	2	(223)
Loss on disposal of fixed assets	503	—
Provision for (recovery of) doubtful accounts and returns	(84)	(65)
Inventory write downs	4,640	8,626
Depreciation	13,148	11,524
Amortization of intangibles	2,088	1,899
Amortization, other	754	1,325
Acquired in-process research and development	2,690	—
Deferred income taxes	(8,974)	2,647
Stock-based compensation	9,769	12,086
Excess tax benefits from stock-based compensation	(1,528)	(4,172)
Changes in operating assets and liabilities, net of business disposal:
Accounts receivable	(9,706)	22,755
Inventories	(9,170)	(3,224)
Deferred costs	1,119	5,419
Prepaid expenses and other current assets	5,309	14,309
Accounts payable	(19,995)	(7,243)
Accrued expenses	1,717	(13,193)
Accrued compensation and related expenses	(10,029)	(9,241)
Deferred revenues	37,283	(42,450)
Income taxes payable/receivable	32,628	9,127
Other Assets	(101)	—

Total adjustments	46,690	72,481

Net cash provided by operating activities — continuing operations	87,862	26,738
Net cash used in operating activities — discontinued operations	(2,472)	(18,565)

Net cash provided by operating activities	85,390	8,173

Cash flows from investing activities:
Proceeds from sales and maturities of investments	787,784	487,399
Purchases of investments	(584,524)	(486,912)
Purchases of property and equipment	(15,666)	(13,916)
Other non-operating assets	—	175
Payments related to acquired in-process research and development	(2,690)	—

Net cash provided by (used in) investing activities — continuing operations	184,904	(13,254)
Net cash used in investing activities — discontinued operations	—	(3,241)

Net cash provided by (used in) investing activities	184,904	(16,495)

Cash flows from financing activities:
Repayment of convertible debt	(125,000)	—
Payments for repurchase of common stock	(33,779)	(19,699)
Proceeds from issuance of common stock	11,559	29,421
Excess tax benefits from stock-based compensation	1,528	4,172

Net cash provided by (used in) financing activities	(145,692)	13,894

Effect of exchange rate changes on cash	(1,521)	1,527

Net change in cash and cash equivalents	123,081	7,099
Cash and cash equivalents, beginning of period	105,550	45,329

Cash and cash equivalents, end of period	$228,631	$52,428

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS (6)

	Three Months Ended September 30, 2008
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$105,996	$—		$105,996
Cost of sales:
Cost of goods sold	33,775	(289	) (1)	33,486
Amortization of purchased technology	587	(587	) (2)	—

Total cost of sales	34,362	(876)		33,486

Gross profit	71,634	876		72,510

Operating Expenses:
Research and development	25,082	(411	) (1)	24,451
		(220	) (3)
Sales and marketing	18,159	(745	) (1)	17,414
General and administrative	13,272	(1,807	) (1)	11,465
Amortization of intangible assets	109	(109	) (2)	—

Total operating expenses	56,622	(3,292)		53,330

Income from operations	15,012	4,168		19,180

Interest and other income (expense), net	(453)	—		(453)

Income from continuing operations before provision for income taxes	14,559	4,168		18,727

Provision for income taxes	5,941	322	(4)	6,263

Income from continuing operations	8,618	3,846		12,464

Income from discontinued operations, net of taxes	3,755	(3,755	) (5)	—

Net income	$12,373	$91		$12,464

Earnings per share from continuing operations:
Basic	$0.13			$0.19
Diluted	0.13			0.19

Earnings per share:
Basic	$0.19			$0.19
Diluted	0.19			0.19

Weighted average number of shares outstanding:
Basic	65,961			65,961
Diluted	66,763			66,763

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate of 33%.

(5)	The adjustment represents the elimination of our discontinued operations.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments is for the thirteen weeks ended September 26, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS (10)

	Nine Months Ended September 30, 2008
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$340,661	$—		$340,661
Cost of sales:
Cost of goods sold	116,113	(990	) (1)	115,123
Amortization of purchased technology	1,761	(1,761	) (2)	—

Total cost of sales	117,874	(2,751)		115,123

Gross profit	222,787	2,751		225,538

Operating Expenses:
Research and development	75,706	(1,633	) (1)	73,486
		(587	) (3)
Sales and marketing	55,269	(2,171	) (1)	53,098
General and administrative	40,477	(5,191	) (1)	34,386
		(900	) (4)
Acquired in-process research and development	2,690	(2,690	) (5)	—
Restructuring and other	243	(459	) (6)	—
		216	(1),(6)
Amortization of intangible assets	327	(327	) (2)	—

Total operating expenses	174,712	(13,742)		160,970

Income from operations	48,075	16,493		64,568

Interest and other income, net	1,704	—		1,704

Income from continuing operations before provision for income taxes	49,779	16,493		66,272

Provision for income taxes	13,980	5,872	(7)	19,852

Income from continuing operations	35,799	10,621		46,420

Income from discontinued operations, net of taxes	5,373	(5,373	) (8)	—

Net income	$41,172	$5,248		$46,420

Earnings per share from continuing operations:
Basic	$0.54			$0.70
Diluted (9)	0.52			0.67

Earnings per share:
Basic	$0.62			$0.70
Diluted (9)	0.60			0.67

Weighted average number of shares outstanding:
Basic	66,372			66,372
Diluted (9)	70,972			70,972

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents acquired in-process research and development related to the Estacado purchase.

(6)	The adjustment represents the elimination of costs incurred during 2008 related to our initiating a plan to centralize certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.

(7)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of our former Switching Solutions Group. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our non-GAAP effective tax rate of 30%.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the nine months ended September 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 3,961,000 weighted average shares related our previously outstanding convertible debt using the “if-converted” method.

(10)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments for the thirty-nine weeks ended September 26, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS (7)

	Three Months Ended September 30, 2007
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$97,797	$—		$97,797
Cost of sales:
Cost of goods sold	33,367	(365	) (1)	33,002
Amortization of purchased technology	587	(587	) (2)	—

Total cost of sales	33,954	(952)		33,002

Gross profit	63,843	952		64,795

Operating Expenses:
Research and development	22,762	(490	) (1)	22,272
Sales and marketing	16,662	(859	) (1)	15,803
General and administrative	12,354	(1,646	) (1)	10,708
Restructuring and other	2,291	(2,291	) (3)	—
Amortization of intangible assets	46	(46	) (2)	—

Total operating expenses	54,115	(5,332)		48,783

Income from operations	9,728	6,284		16,012

Interest and other income, net	2,364	—		2,364

Income from continuing operations before provision for income taxes	12,092	6,284		18,376

Provision for income taxes	2,033	2,582	(4)	4,615

Income from continuing operations	10,059	3,702		13,761

Income from discontinued operations, net of taxes	2,444	(2,444	) (5)	—

Net income	$12,503	$1,258		$13,761

Earnings per share from continuing operations:
Basic	$0.14			$0.19
Diluted (6)	0.14			0.18

Earnings per share:
Basic	$0.18			$0.19
Diluted (6)	0.17			0.18

Weighted average number of shares outstanding:
Basic	70,830			70,830
Diluted (6)	77,829			77,829

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents the eliminations of the costs associated with our restructuring activities.

(4)	The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate of 25%.

(5)	The adjustment represents the elimination of our discontinued operations.

(6)	For the three months ended September 30, 2007, the calculations of diluted earnings per share includes a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.

(7)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments for the thirteen weeks ended September 28, 2007.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS (9)

	Nine Months Ended September 30, 2007
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$316,574	$—		$316,574
Cost of sales:
Cost of goods sold	132,043	(1,288	) (1)	125,755
		(5,000	) (2)
Amortization of purchased technology	1,766	(1,766	) (3)	—

Total cost of sales	133,809	(8,054)		125,755

Gross profit	182,765	8,054		190,819

Operating Expenses:
Research and development	69,033	(2,207	) (1)	66,826
Sales and marketing	53,636	(2,669	) (1)	50,967
General and administrative	40,148	(5,922	) (1)	33,514
		(712	) (4)
Restructuring and other	4,802	(4,802	) (5)	—
Amortization of intangible assets	140	(140	) (3)	—

Total operating expenses	167,759	(16,452)		151,307

Income from operations	15,006	24,506		39,512

Interest and other income, net	7,187	—		7,187

Income from continuing operations before provision for income taxes	22,193	24,506		46,699

Provision for income taxes	5,361	7,959	(6)	13,320

Income from continuing operations	16,832	16,547		33,379

Loss from discontinued operations, net of taxes	(62,575)	62,575	(7)	—

Net income (loss)	$(45,743)	$79,122		$33,379

Earnings per share from continuing operations:
Basic	$0.24			$0.48
Diluted (8)	0.24			0.45

Earnings (loss) per share:
Basic	$(0.65)			$0.48
Diluted (8)	(0.64)			0.45

Weighted average number of shares outstanding:
Basic	69,894			69,894
Diluted (8)	70,956			77,317

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the charge associated with product credits issued to Bouygues Telecom, S.A. as part of our settlement of the Bouygues litigation.

(3)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(4)	The adjustment represents legal expenses incurred to settle the Bouygues litigation.

(5)	The adjustment represents the eliminations of the costs associated with our restructuring activities.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 29%.

(7)	The adjustment represents the elimination of our discontinued operations.

(8)	For the nine months ended September 30, 2007, the calculations of diluted earnings per share related to GAAP Continuing Operations exclude a potential add-back to net income of $1,743,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method as the effect of including such amounts is anti-dilutive. The calculation of diluted earnings per share related to non-GAAP Continuing Operations includes the add-back to net income of $1,743,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our previously outstanding convertible debt using the “if-converted” method.

(9)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The above schedule of Unaudited Impact of Non-GAAP Adjustments is for the thirty-nine weeks ended September 28, 2007.